SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2015

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11780 U.S. Highway One, Suite 600,
Palm Beach Gardens, Florida 33408
(Address of principal executive offices) (Zip Code)

(561) 627-7171
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

Richard B. Vilsoet

Term.  On July 23, 2015, Dycom Industries, Inc. (the “Company”) entered into an amended and restated employment agreement with Richard B. Vilsoet (the “Vilsoet Employment Agreement”) whereby Mr. Vilsoet will continue to serve as Vice President, General Counsel and Corporate Secretary of the Company.  The Vilsoet Employment Agreement is effective as of July 23, 2015 and supersedes the employment agreement between the Company and Mr. Vilsoet, dated as of May 5, 2008, as amended.  The Vilsoet Employment Agreement provides for a term of employment that continues until July 23, 2016, subject to one-year automatic renewals unless either party provides notice of nonrenewal.  If there is a “change in control” of the Company during the term of the Vilsoet Employment Agreement, the term thereof will be extended for an additional two years.

Compensation.  During the term of the Vilsoet Employment Agreement, the Company will provide Mr. Vilsoet with the following compensation and benefits: (i) an annual base salary of $400,000 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a target amount between 30% and 85% of base salary; (iii) eligibility to participate in long-term incentive plans of the Company; and (iv) eligibility to participate in all employee benefit plans or programs of the Company that are generally available to employees.

Non-Change in Control Severance.  If the Company terminates Mr. Vilsoet’s employment for “cause,” he will not be entitled to any severance payments.  In the event that the Company terminates Mr. Vilsoet’s employment without cause, he will receive severance benefits in the amount of 1.5 times the sum of (1) his base salary at the rate in effect on the termination date, plus (2) his bonus (defined as the greater of (x) the average bonus amount paid to Mr. Vilsoet over the three fiscal years immediately preceding the year of termination and (y) 50% of base salary at the rate in effect on the date Mr. Vilsoet’s employment is terminated), paid over the eighteen (18)-month period immediately following his termination of employment (the “Vilsoet Severance Benefits”).  If Mr. Vilsoet is, however, entitled to a greater payment under a Company severance plan, he will be entitled to the greater amount.  The Company will also provide Mr. Vilsoet and his eligible dependents with group medical and life insurance after the termination of Mr. Vilsoet’s employment without cause (to the extent such eligible dependents were participating in the Company’s group medical and life insurance programs prior to Mr. Vilsoet’s termination of employment) or, in the event such participation is not permitted, a cash payment equal to the value of the benefit excluded, payable in equal monthly installments beginning 60 days following Mr. Vilsoet’s separation from service (the “Vilsoet Continued Health Benefits”).

Change in Control Severance.  If, on or prior to the second anniversary of the consummation of a change in control, the Company terminates Mr. Vilsoet’s employment without cause, or he resigns for good reason,  he will receive (1) the Vilsoet Severance Benefits, which shall be paid as a lump sum within five days of such termination of employment; (2) the Vilsoet Continued Health Benefits; (3) immediate vesting of all outstanding and unvested equity awards (all outstanding performance shares, performance share units, or similar grants will vest at their respective target performance levels); and (4) a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation, which shall also be paid as a lump sum within five days of such termination of employment.

Section 4999 of the Internal Revenue Code.  If any payment due under the Vilsoet Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. Vilsoet will receive either (i) the full amount of the payment or (ii) the greatest amount of the payment such that no portion is subject to the excise tax (taking into account Mr. Vilsoet’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Release of Claims, Covenants.  Payment of any severance under the Vilsoet Employment Agreement is contingent upon Mr. Vilsoet’s execution and delivery of a general waiver and release of claims against the Company.  Mr. Vilsoet is subject to a confidentiality covenant during his employment with the Company and for five years thereafter, and to noncompetition and nonsolicitation covenants during his employment with the Company and for one year thereafter.  Mr. Vilsoet is also subject to an assignment of inventions and developments agreement.

Arbitration.  The Vilsoet Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the Vilsoet Employment Agreement or Mr. Vilsoet’s employment with the Company.

The above summary of the Vilsoet Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Vilsoet Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

H. Andrew DeFerrari

Term.  On July 23, 2015, the Company entered into an amended and restated employment agreement with H. Andrew DeFerrari (the “DeFerrari Employment Agreement”) whereby Mr. DeFerrari will continue to serve as the Chief Financial Officer of the Company. The DeFerrari Employment Agreement is effective as of July 23, 2015 and supersedes the employment agreement between the Company and Mr. DeFerrari, dated as of July 14, 2004, as amended.  The DeFerrari Employment Agreement provides for a term of employment that continues until July 23, 2016, subject to one-year automatic renewals, unless either party provides notice of nonrenewal.  If there is a “change in control” of the Company during the term of the DeFerrari Employment Agreement, the term thereof will be extended for an additional two years.

Compensation.  During the term of the DeFerrari Employment Agreement, the Company will provide Mr. DeFerrari with the following compensation and benefits: (i) an annual base salary of $425,000 (subject to increase by the Compensation Committee of the Board of Directors); (ii) an annual bonus as determined by the Board of Directors with a target amount between 30% and 85% of base salary; (iii) eligibility to participate in long-term incentive plans of the Company; and (iv) eligibility to participate in all employee benefit plans or programs of the Company that are generally available to employees.

Non-Change in Control Severance.  If the Company terminates Mr. DeFerrari’s employment for “cause,” he will not be entitled to any severance payments.  In the event that the Company terminates his employment without cause, he will receive severance benefits in the amount of 1.5 times the sum of (1) his base salary at the rate in effect on the termination date, plus (2) his bonus (defined as the greater of (x) the average bonus amount paid to Mr. DeFerrari over the three fiscal years immediately preceding the year of termination and (y) 50% of base salary at the rate in effect on the date Mr. DeFerrari’s employment is terminated), paid over the eighteen (18)-month period immediately following his termination of employment (the “DeFerrari Severance Benefits”).  The Company will also provide Mr. DeFerrari and his eligible dependents with group medical and life insurance after the termination of Mr. DeFerrari’s employment without cause (to the extent such eligible dependents were participating in the Company’s group medical and life insurance programs prior to Mr. DeFerrari’s termination of employment) or, in the event such participation is not permitted, a cash payment equal to the value of the benefit excluded, payable in equal monthly installments beginning 60 days following Mr. DeFerrari’s separation from service (the “DeFerrari Continued Health Benefits”).

Change in Control Severance.  If, on or prior to the second anniversary of the consummation of a change in control, the Company terminates Mr. DeFerrari’s employment without cause, or he resigns for good reason,  he will receive (1) the DeFerrari Severance Benefits, which shall be paid as a lump sum within five days of such termination of employment; (2) the DeFerrari Continued Health Benefits; (3) immediate vesting of all outstanding and unvested equity awards (all outstanding performance shares, performance share units, or similar grants will vest at their respective target performance levels); and (4) a pro-rata annual bonus for the year in which such termination or resignation occurs equal to the greater of (i) the average amount of the annual bonus paid to him during the three fiscal years immediately preceding such termination or resignation or (ii) the annual bonus that he would have received based on the actual performance achieved through the date of such termination or resignation, which shall also be paid as a lump sum within five days of such termination of employment.

Section 4999 of the Internal Revenue Code.  If any payment due under the DeFerrari Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, Mr. DeFerrari will receive either (i) the full amount of the payment or (ii) the greatest amount of the payment such that no portion is subject to the excise tax (taking into account Mr. DeFerrari’s payment of any excise tax), whichever results in a greater after-tax benefit to him.

Release of Claims, Covenants.  Payment of any severance under the DeFerrari Employment Agreement is contingent upon Mr. DeFerrari’s execution and delivery of a general waiver and release of claims against the Company.  Mr. DeFerrari is subject to a confidentiality covenant during his employment with the Company and for five years thereafter, and to noncompetition and nonsolicitation covenants during his employment with the Company and for one year thereafter.  Mr. DeFerrari is also subject to an assignment of inventions and developments agreement.

Arbitration.  The DeFerrari Employment Agreement also provides for arbitration in the event of any dispute or controversy arising out of the DeFerrari Employment Agreement or Mr. DeFerrari’s employment with the Company.

The above summary of the DeFerrari Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the DeFerrari Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement between Dycom Industries, Inc. and Richard B. Vilsoet, dated July 23, 2015.

10.2	Amended and Restated Employment Agreement between Dycom Industries, Inc. and H. Andrew DeFerrari, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  July 24, 2015

DYCOM INDUSTRIES, INC. (Registrant)

By:	/s/ Richard B. Vilsoet
Name:	Richard B. Vilsoet
Title:	Vice President, General Counsel and Corporate Secretary